Exhibit 25(b)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

 A National Banking Association              36-0899825
                                             (I.R.S. employer
                                             identification number)

 One First National Plaza, Chicago, Illinois     60670-0126
 (Address of principal executive offices)        (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)



                            Wachovia Capital Trust II
               (Exact name of obligor as specified in its charter)

  Delaware                                       To Be Applied For
  (State or other jurisdiction of                (I.R.S. employer
  incorporation or organization)                 identification number)


  100 North Main Street
  Winston-Salem, North Carolina                  27101
  (Address of principal executive offices)       (Zip Code)


                              Preferred Securities
                         (Title of Indenture Securities)



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Item 1.       General Information.  Furnish the following
              information as to the trustee:

              (a)      Name and address of each examining or
              supervising authority to which it is subject.

              Comptroller of Currency,  Washington,  D.C.,  Federal  Deposit
              Insurance   Corporation,   Washington,   D.C.,  The  Board  of
              Governors of the Federal Reserve System, Washington D.C.

              (b)      Whether it is authorized to exercise
              corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

              No such affiliation exists with the trustee.


Item 16.      List of exhibits.   List below all exhibits filed as a
              part of this Statement of Eligibility.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificates of authority of the trustee to commence business.*

              3. A copy of the authorization of the trustee to exercise corporate trust powers.*

              4.  A copy of the existing by-laws of the trustee.*

              5.  Not Applicable.

              6.  The consent of the trustee required by
                  Section 321(b) of the Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



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              8.  Not Applicable.

              9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 6th day of January, 1997.


                  The First National Bank of Chicago,
                  Trustee
                    (Sig of Steven M. Wagner)
                  By  Steven M. Wagner
                      Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of
Chicago,  filed as Exhibit  25.1 to the  Registration  Statement  on Form S-3 of
SunAmerica,  Inc., filed with the Securities and Exchange  Commission on October
25, 1996 (Registration No. 333-14201).



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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 January 6, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the  qualification of an indenture  between Wachovia
Capital Trust II and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,
                                 (Sig of Steven M. Wagner)
                                The First National Bank of Chicago

                                By Steven M. Wagner
                                   Vice President



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                                    EXHIBIT 7

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Legal Title of Bank:         The First National Bank of Chicago          Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0460                                              Page RC-1
City, State  Zip:                                  Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet
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                                                                       Dollar Amounts in                    C400         <-
                                                                       Thousands           RCFD     BIL MIL THOU


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..............                  0081        4,041,784         1.a.
    b. Interest-bearing balances(2)....................................                     0071        5,184,890         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................            1754                0         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............             1773         3,173,481        2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold..............................................                     0276         3,505,874        3.a.
    b. Securities purchased under agreements to resell...............                       0277           145,625        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................            RCFD              2122        22,835,958        4.a.
    b. LESS: Allowance for loan and lease losses..............            RCFD              3123           418,851        4.b.
    c. LESS: Allocated transfer risk reserve..................            RCFD              3128                 0        4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)............................                     2125        22,417,107        4.d.
5.  Assets held in trading accounts....................................                     3545         8,121,948        5.
6.  Premises and fixed assets (including capitalized leases)....................            2145           707,971        6.
7.  Other real estate owned (from Schedule RC-M).......................                     2150             9,184        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                     2130             53,803       8.
9.  Customers' liability to this bank on acceptances outstanding........                    2155            626,690       9.
10. Intangible assets (from Schedule RC-M).................................                 2143            310,246      10.
11. Other assets (from Schedule RC-F)......................................                 2160          1,658,123      11.
12. Total assets (sum of items 1 through 11)...............................                 2170         49,956,726      12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




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Legal Title of Bank:       The First National Bank of Chicago          Call Date:   09/30/96 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                                Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:                 0/3/6/1/8
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Schedule RC-Continued
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                                                                   Dollar Amounts in
                                                                      Thousands                    Bil Mil Thou
LIABILITIES
13.      Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)............................            RCON           2200       22,369,341        13.a.
       (1) Noninterest-bearing(1).............................            RCON           6631        9,726,987        13.a.(1)
       (2) Interest-bearing...................................            RCON           6636       12,642,354        13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).....................            RCFN           2200       10,026,286        13.b.
       (1) Noninterest bearing................................            RCFN           6631          336,746        13.b.(1)
       (2) Interest-bearing...................................            RCFN           6636        9,689,540        13.b.(2)
14.      Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased................................            RCFD           0278          884,553        14.a.
    b. Securities sold under agreements to repurchase..........           RCFD           0279          717,211        14.b.
15.      a. Demand notes issued to the U.S. Treasury..........            RCON           2840           14,120        15.a.
    b. Trading Liabilities..................................              RCFD           3548        5,409,585        15b.
16.      Other borrowed money:
    a. With original maturity of one year or less......................   RCFD           2332        3,414,577        16.a.
    b. With original  maturity of more than one year...................   RCFD           2333           46,685        16b.
17. Mortgage indebtedness and obligations under capitalized
    leases...........................................                     RCFD           2910          285,671        17.
18. Bank's liability on acceptance executed and outstanding.....          RCFD           2920          626,690        18.
19. Subordinated notes and debentures.............................        RCFD           3200        1,250,000        19.
20. Other liabilities (from Schedule RC-G)........................        RCFD           2930        1,005,205        20.
21. Total liabilities (sum of items 13 through 20)..............          RCFD           2948       46,049,924        21.
22. Limited-Life preferred stock and related surplus............          RCFD           3282                0        22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............          RCFD           3838                0        23.
24. Common stock.........................................                 RCFD           3230          200,858        24.
25. Surplus (exclude all surplus related to preferred stock).....         RCFD           3839        2,925,894        25.
26. a. Undivided profits and capital reserves........................     RCFD           3632          770,670        26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................            RCFD           8434           10,194        26.b.
27. Cumulative foreign currency translation adjustments.......            RCFD           3284             (814)       27.
28. Total equity capital (sum of items 23 through 27).......              RCFD           3210        3,906,802        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..............................   RCFD           3300       49,956,726        29.

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Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best                        Number
    describes the  most comprehensive level of auditing work performed for the
    bank by independent external auditors as of any date during 1995  . . . . . . .RCFD         6724      N/A          M.1.
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1 =  Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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